UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) May 15, 2009

MONDO ACQUISITION I, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52621	37-1532843
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

445 Park Avenue, 20th Floor, New York, New York 10222

Registrant’s telephone number, including area code (212) 792-0921

Copies to:
Thomas Rose, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01 Entry Into a Material Definitive Agreement

On May 15, 2009, Mondo Acquisition I, Inc. (the “Company”), Mondo Management Corp. (“Seller”) and Midas Medici Group Holdings, Inc. (“Buyer”) entered into a Purchase Agreement (the “Agreement”).  Pursuant  to the Agreement, Seller sold  to Buyer  1,000,000 previously  issued  and outstanding  shares  of  the  Company's restricted common stock, comprising 100% of  the  issued  and outstanding  capital  stock  of the Company. The purchase price for the sale of the shares was $75,000, $25,000 of which was paid through the date of the closing, with the balance payable in minimum installments of $5,000 every 30 days thereafter or on the date the Buyer consummates an acquisition. The Company’s current officers and directors tendered their resignations and the Buyer’s nominees were appointed to fill the vacancies resulting in connection with the stock purchase transaction.

Item 5.01 Change in Control of the Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Upon the closing of the Agreement, the Buyer acquired 1,000,000 shares of Common Stock, representing all of the issued and outstanding Common Stock, and attained voting control of the company.

              As of the date of this Report the Company is authorized to issue 40,000,000 shares of common stock and 10,000,000 shares of Preferred Stock. Prior to the closing, as of May 15, 2009, 1,000,000 shares of common stock were issued and outstanding. After the closing, as of May 15, 2009, there are 1,000,000 shares of Common Stock issued and outstanding.

The following table sets forth certain information, as of May 15, 2009 with respect to the beneficial ownership of the Company’s outstanding common stock. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock (1)

Midas Medici Group Holdings, Inc. 445 Park Avenue, 20th Floor New York, New York, 10022	1,000,000	100%
All officers and directors as a group (1 persons)	0	0

(1)
Applicable percentage ownership is based on an assumption of 1,000,000 shares of common stock outstanding as of May 15, 2009, together with other securities exercisable or convertible into shares of common stock within 60 days of such date by each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently obtainable or obtainable within 60 days of May 15, 2009 by exercise or conversion of other securities are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The Company was a "shell company", as defined in Rule 12b-2 of the Exchange Act prior to the change of control. In  accordance with  paragraph  (8)  of Item 5.01 of Form 8-K,  the  Company  is required to provide the information that would be required if the Company were filing a Form 10-SB registration statement under the Exchange  Act,  provided  that where such  information  has  been previously reported, the Company may identify the filing in which this  disclosure  is included instead of including  the  required disclosure in this Form 8-K. The following Form 10-SB information is provided, with reference to the filing made by the Company in which the information is disclosed, where the information is not included in this report:

Form 10 Item	Description	Filing Where Information Included
Part I-Item 1	Business	Form 10-K annual report filed on March 6, 2009
Part I-Item 1A	Risk Factors	Form 10-K annual report filed on March 6, 2009
Part I-Item 2	Financial Information	Form 10-K annual report filed on March 6, 2009
Part I-Item 3	Properties	Provided below in this Current Report of Form 8-k
Part I-Item 4	Security Ownership of Certain Beneficial Owners and Management	Form 10-K annual report filed on March 6, 2009
Part I-Item 5	Directors and Executive Officers	Provided below in this Current Report on Form 8-K
Part I-Item 6	Executive Compensation	Form 10-K annual report filed on March 6, 2009
Part I-Item 7	Certain Relationships and Related Transactions, and Director Independence	Form 10-K annual report filed on March 6, 2009
Part I-Item 8	Legal Proceedings	Form 10-K annual report filed on March 6, 2009
Part I-Item 9	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Form 10-K annual report filed on March 6, 2009
Part I-Item 10	Recent Sale of Unregistered Securities	Form 10-K annual report filed on March 6, 2009
Part I-Item 11	Description of Registrants’ Securities to the Registered	Form 10-K annual report filed on March 6, 2009
Part I-Item 12	Indemnification of Directors and Officers	Form 10-K annual report filed on March 6, 2009
Part I-Item 13	Financial Statements and Supplementary Data	Form 10-K annual report filed on March 6, 2009
Part I-Item 14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Form 10-K annual report filed on March 6, 2009
Part I-Item 15	Financial Statements and Exhibits	Form 10-K annual report filed on March 6, 2009

Changes to the Board of Directors

The  following  sets  forth the names  of the  current  Directors, nominees for  Director and  executive  officers of the  Company, and the  principal positions with the Company held by such persons. The Directors serve one year terms or until their successors are elected. The Company has not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions due to the limited scope of its operations in the past and the short time elapsed since the Merger, but plans to establish some or all of such committees in the future. All such applicable functions have been performed by the Board of Directors as a whole. There are no family relationships among any of the Directors, nominees or executive officers.

There  are no material proceedings known to the  Company  to which  any director, officer or affiliate of the Company, or  any owner  of record or beneficially of more than 5% of any class  of voting  securities  of  the Company, or  any  affiliate  of  such persons  is  a  party adverse to the Company or  has  a  material interest adverse to the Company.  There are no legal proceedings known to the Company that are material to the evaluation of the ability or integrity of any of the Directors or executive officers.

On May 15, 2009, Jeffrey Fessler resigned as President and a Director; Richard Friedman resigned as Secretary and Director.  Also, Darrin Ocasio submitted his resignation which will take effect on the 11th day after the filing and mailing of a Schedule 14-F. On May 15, 2009, Nana Baffour was appointed as President and a Director, Frank Asante-Kissi was appointed Vice-President and Johnson M. Kachidza was appointed Secretary. The Buyer also intends to appoint Mr. Kachidza to serve as a Director on the 11th day after the filing and mailing of a Schedule 14-F

Resigning Directors and Executive Officers

Jeffrey J. Fessler, President and Director

Mr. Fessler has served as President and Director of the Company since its inception.  Since November 2004, Mr. Fessler has been a member of Sichenzia Ross Friedman Ference LLP, a New York city based law firm that provides representation in all matters involving the securities industry, as well as in all general corporate and litigation matters.  From August 2002 until November 2004, Mr. Fessler was associated with Sills Cummis Epstein & Gross PC.  From August 2000 until August 2002, Mr. Fessler was associated with Akin, Gump, Strauss, Hauer & Feld LLP.   Mr. Fessler received his Juris Doctor Degree from New York Law School in 1991 and his B.S. degree in accounting from the University of Maryland in 1985.  Mr. Fessler is a Certified Public Accountant.

Richard A. Friedman, Secretary and Director

Mr. Friedman has served as Secretary and Director of the Company since its inception.  Since May 1998, Mr. Friedman has been the managing partner of Sichenzia Ross Friedman Ference LLP, a New York city based law firm that provides representation in all matters involving the securities industry, as well as in all general corporate and litigation matters.. Mr. Friedman is principally engaged in the practice of Corporate and Securities Law, with a concentration on public offerings and private placements. He represents clients in a wide variety of corporate transactions, including mergers and acquisitions, secured and unsecured private equity financing transactions (PIPE’s), joint ventures, employment and shareholder agreements, as well as with the formation of private equity hedge funds. He also represents publicly held companies with their 1934 Act reporting obligations, and with NASDAQ, AMEX and other exchange listing and compliance matters. Mr. Friedman’s practice also involves representation of broker-dealers and registered individuals in a wide array of matters, including ongoing compliance, regulatory inquiries and disciplinary proceedings before governmental and self-regulatory organizations, such as the Securities and Exchange Commission, National Association of Securities Dealers, New York Stock Exchange, and state securities commissions. Mr. Friedman received his Juris Doctor degree from Hofstra University School of Law in 1987 and his Bachelor of Arts Degree in Economics from the State University of New York at Binghamton (Harpur College) in 1984.

Darrin M. Ocasio, Director

Mr. Ocasio has served as Director of the Company since its inception.  Since 2000, Mr. Ocasio has been an attorney at Sichenzia Ross Friedman Ference LLP, a New York city based law firm that provides representation in all matters involving the securities industry, as well as in all general corporate and litigation matters.  Mr. Ocasio has been a member of Sichenzia Ross Friedman Ference LLP since 2005.  Mr. Ocasio received his Juris Doctor Degree from New York Law School in 2000.

Director and Executive Officer Nominees

Nana Baffour, President and Director

Mr. Baffour, 37, is Co-founder and has served as Managing Principal of Knox Lawrence International, a New York based private equity firm focused on acquiring and growing middle market energy services companies divested by utilities and other large institutions, since 2004.  Mr. Baffour currently serves as Chairman of Consonus Technologies, Board Member of UK-based Vertex, Dearborn Mid-West Conveyor Co. and Utilipoint International as well as Chair of the Advisory Board of the University of Utah Opportunity Scholars Program

Mr. Baffour has over 15 years of experience in finance including experience as a credit analyst, equity analyst and principal investor.  Mr. Baffour was an investment banker at Credit Suisse First Boston in Europe and the US from 2000 to 2004, where he was directly involved in billions of dollars of M&A and financing transactions for energy companies including transactions in energy services and clean energy.  In particular, Mr. Baffour was involved in the first US capital markets transactions for a wind energy generator.  Mr. Baffour started his career as Credit Analyst for CIT Group and was an equity portfolio analyst at Standard and Poor’s.

Mr. Baffour received his MBA from New York University’s Stern School of Business, a Master of Science in Economics from University of North Carolina at Charlotte and a Bachelor of Arts Degree in Economics from Lawrence University. Mr. Baffour is a Chartered Financial Analyst

Johnson Kachidza, Secretary and Director

Mr. Kachidza, 43, is Co-founder and has served as Managing Principal of Knox Lawrence International, a New York based private equity firm focused on acquiring and growing middle market energy services companies divested by utilities and other large institutions, since 2002.  Mr. Kachidza currently serves as Chairman of the Board of Dearborn Mid-West Conveyor Co., Board Member of Consonus Technologies, Utilipoint International and Transactis. He is also on the Board of Directors of Shared Interest, a non-profit organization.

Mr. Kachidza has over 16 years of experience in finance and operations, including merchant banking, investment banking and manufacturing.  Mr. Kachidza was an investment banker at Merrill Lynch and JP Morgan Chase, where he was directly involved in over $10 billion of M&A and debt and equity financing transactions in the energy sector. Mr. Kachidza began his career as an engineer at General Electric in 1991 and holds US patent #5686795 for an innovative fluorescent lamp design.

Mr. Kachidza received his MBA from University of Chicago Booth School of Business, a Master of Science in Materials Engineering from University of Illinois at Urbana-Champaign and a Bachelor of Arts Degree in Chemistry from Knox College.

Frank Asante-Kissi, Vice-President

Mr. Asante-Kissi, 38, has served as Chief Operating Officer of Knox Lawrence International, a New York based private equity firm focused on acquiring and growing middle market energy services companies divested by utilities and other large institutions since March 2008 and a consultant since 2003.

Mr. Asante-Kissi has over 10 years experience in business performance management, process improvement and operational efficiency.  While at Citigroup, Mr. Asante-Kissi led several process improvement and performance management initiatives including industry benchmarking from 2002 until 2008.  Mr. Asante-Kissi began his career as a software developer prior to joining Citigroup.

Mr. Asante-Kissi received his MBA from Rensselaer Polytechnic Institute’s Lally School of Management and Technology (RPI) and a Bachelor of Arts Degree in Mathematics and Computer Science from Lawrence University.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

 Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)     Shell company transactions.

Not applicable.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Stock Purchase Agreement dated May 15, 2009, among Mondo Acquisition I, Inc., Mondo Management Corp., and Midas Medici Group Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mondo Acquisition I, Inc.

Date May 21, 2009	By:	/s/ Nana Baffour
Nana Baffour, President